1 Q1 2020 LETTER TO STOCKHOLDERS DEAR FELLOW STOCKHOLDERS, Q1 2020 JUNE 16, 2020 As COVID-19 has continued to dramatically impact the world’s economies and weigh on the hearts and minds of people everywhere, I want to take this opportunity to express my gratitude: to the team here at Groupon who has been working tirelessly to help merchants weather this global pandemic and to everyone around the world who has contributed to keeping us all safe. Thank you. This has truly been a challenging time for so many around the globe and I don’t think anyone - our customers, merchants, or employees - is immune to the pain that this crisis has caused. Millions of people are unemployed in the United States and around the world. Local merchants are struggling with a host of issues as they begin the process of rebuilding and growing their businesses, and it’s Groupon’s job to help them. Times are certainly tough, but the resilience I’ve seen from so many has been nothing short of inspirational. I’ve seen it when watching our merchants adapt to this new environment. I’ve seen it in our employees who are thinking of and acting on new ways to connect our merchants and customers. I’m honored to lead Groupon during these unprecedented times. Over the past 10 years, I’ve held a variety of leadership roles in the company, and I have seen Groupon go through growth cycles and face many challenges. I am a big believer in our potential and I am passionate about leading Groupon to succeed. With a change in When I was appointed interim CEO in late March, the impact of the COVID-19 pandemic was leadership, a global just beginning to fully materialize. Almost overnight, the world economy was shut down and pandemic, and demand for Groupon’s Local inventory was reduced dramatically, which led to consolidated underlying business local units declining 79% year-over-year in the last 10 days of March. challenges, our plan had to be highly targeted To face the challenges created by the global shutdown, we developed a list of priorities that would and able to deliver form the foundation of our near-term plan. With a change in leadership, a global pandemic, and results quickly while still underlying business challenges, our plan had to be highly targeted and able to deliver results positioning Groupon for quickly while still positioning Groupon for future growth. future growth.

2 Q1 2020 LETTER TO STOCKHOLDERS GROUPON

Since the end of March, we have made progress on three near-term priorities:

- Preserving cash and reducing our cost structure;
- Supporting our merchants with a refreshed approach to merchandising; and
- Leveraging our Goods inventory to respond to changing consumer demand.

These priorities were all focused on helping us navigate the changing business landscape and stabilizing the company. Since late March through clear prioritization and focused execution we were able to: strengthen our cash position; significantly reduce our cost structure; and improve our consolidated unit trajectory. At the same time, we also continued to make improvements focused on the long-term health of our overall marketplace and our operating structure. I'm proud of the progress that the team made during such a short and demanding period of time and believe that we are well positioned for the future.

PRESERVING CASH AND REDUCING OUR COST STRUCTURE

When we recognized COVID-19 would have a deep and prolonged impact on our business, we quickly moved to design and implement a multi-phase restructuring plan that would allow us to reduce our spend substantially in 2020, and create a path forward to reset our fixed cost base next year and beyond. We are now positioned to move faster than we ever have before, which we believe will help us as we turn our attention to capitalizing on our substantial growth opportunity.

> **"Since late March through clear prioritization and focused execution we were able to: strengthen our cash position; significantly reduce our cost structure; and improve our consolidated unit trajectory"**

Since late March, we have executed phase one of our restructuring plan, which included lowering our headcount, and we implemented a number of incremental in-year cost savings and liquidity preservation measures, including furloughs, to position the company for the near- and long-term. In total we furloughed or initiated exits of approximately 2,700 employees within our base of nearly 6,300 employees as of March 31, 2020.

While we won't see the full financial benefit of our phase one restructuring actions in 2020, we expect the combination of layoffs and furloughs to allow us to realize approximately $100 million of in-year cost savings in 2020 and over $125 million annually starting in 2021. Once fully implemented, we expect our multi-phase restructuring plan to deliver approximately $225 million in annualized cost savings. These were tough decisions that impacted people we care about. We believe that these changes are necessary, however, and that they have given the Groupon organization a new level of clarity around decision making, accountability and prioritization.

In addition to these payroll actions, we also took other important steps to reduce our 2020 costs and preserve cash in the near-term. These actions included continuing to sell Goods instead of fully exiting this category as quickly as possible, lowering marketing expense by significantly shortening payback thresholds and delaying brand marketing investments, and accelerating our efforts to move North America Local merchants from fixed payment terms to redemption payment terms.

SUPPORTING OUR MERCHANTS WITH A REFRESHED APPROACH TO MERCHANDISING

We are focused on driving consumers to our platform by supporting what they are comfortable doing now - at home or in public - directing demand to existing merchants as their businesses begin to ramp again, and adding new high-quality, brand-enhancing supply. Informed by data, we launched merchandising collections that highlight offers that customers can "Buy Now and Do Now" -- such as restaurant take out and delivery, online fitness courses, wine delivery, and

3 Q1 2020 LETTER TO STOCKHOLDERS GROUPON

auto services. We also launched "Buy Now and Do Later" -- which allows a customer to purchase an offer that can be used in the future, which should drive traffic to these merchants once they can open again. We also introduced a "Deal of the Day" merchandising effort, which stimulated demand with compelling offers.

As economies are reopening, our team has the lean structure and processes necessary to collaborate more seamlessly and move even more quickly during this new phase. For example, the team is using data to tailor go-to-market strategies by region and we launched a new marketing campaign, **For What's Next**, dedicated to engaging our customers and merchants in an emerging COVID-19 landscape.

LEVERAGING OUR GOODS INVENTORY TO RESPOND TO CONSUMER DEMAND

Finally, in light of stay-at-home orders and the subsequent shift in consumer demand, we made the decision to continue to sell Goods on our platform instead of quickly exiting the category. In addition, we successfully sourced relevant supply. Goods sales are currently an important contributor to our cash flow and customer engagement and we plan to shift sales of Goods to a third party marketplace model. This transition is allowing us to take advantage of our strong platform and take significant costs, such as those related to fulfillment, out of the business. We intend to manage this shift in a smart way, balancing the solid cash flow generation with our move to a third-party goods marketplace. While we are continuing to leverage Goods in the near-term, we will continue to phase down the category and prioritize Local, where we are most differentiated.

FOUNDATIONAL IMPROVEMENTS TO OUR MARKETPLACE

As the team moved quickly to address the pandemic-related challenges, we also began to make progress on initiatives to improve the health of our marketplace: build inventory and improve the customer and merchant experiences. For example:

Growing our high-quality, bookable **inventory** is critical to our two-sided marketplace. We've been focusing on streamlining and automating the process to onboard inventory from third-party partners, which has historically been costly and time-intensive for us. In May, we launched our next-generation API, which is a self-service tool for third party partners that is expected to accelerate the onboarding timeline by 50%. Within our **merchant experience**, we are focused on launching the tools they need to grow their businesses on Groupon. In the first half of this year, we introduced self-service tools that allow merchants to join the Groupon platform more easily and to launch new offers once they are a part of our marketplace. Just last week, we launched a new product to merchants that will allow them to label their businesses as compliant with local laws and guidelines related to COVID-19 safety precautions. From a **customer experience** perspective, we launched several new app features, including new merchandising capabilities and mapping, relevance, and search improvements. In short, we want to expand how and when consumers think of Groupon by building a personalized user experience that showcases the many moments that Groupon can play a role in every day.

"In short, we want to expand how and when consumers think of Groupon by building a personalized user experience that showcases the many moments that Groupon can play a role in every day."

REVIEW OF FIRST QUARTER FINANCIAL RESULTS

In the first quarter, gross billings were $806 million, revenue was $374 million, gross profit was $201 million and Adjusted EBITDA loss was $22 million, all of which were within the preliminary ranges we disclosed in April.

We had 41.8 million active customers for the trailing twelve months ended March 31, 2020. In the

4 Q1 2020 LETTER TO STOCKHOLDERS first quarter, purchasers, which are defined as a unique customer with at least one in-quarter purchase in our Local, Travel, or Goods categories, declined at a faster rate year-over-year than active customers, with purchasers down 20% year-over-year in North America and down 18% year-over-year in International. The decrease in purchasers was most pronounced in March and had a correlated impact on our unit performance. In March, overall traffic and Local and Travel units declined significantly from January and February, and worsened throughout the month. This performance was exacerbated by the large increase in refunds requested by customers who could no longer use their vouchers due to shelter-in-place requirements. Consolidated marketing expense for the first quarter was $60 million, or 30% of gross profit. Although our financial results continue to be SG&A for the first quarter was approximately $207 million, down approximately $3 million significantly impacted compared with the first quarter 2019. First quarter SG&A does not reflect any of the payroll by the crisis, we are savings from layoffs or furloughs since those actions were initiated in the second quarter. That encouraged by recent performance trends said, as mentioned earlier, we have taken significant costs out of the business in 2020 and our that indicate our phase one layoffs alone are expected to reset our SG&A cost base by more than $125 million business is recovering on an annualized basis. We are currently in consultations and negotiations with various works more quickly than we councils in our international geographies, which may impact the ultimate timing of recognition expected. of certain cost savings. We ended Q1 with $667 million in cash, which included a $150 million draw down on our revolver, and $311 million in merchant and supplier payables. In April, we drew down an additional $50 million on our revolver, which provides us with further liquidity and financial flexibility to navigate the impacts of COVID-19. While we typically see a seasonal step down in our cash balance in the first quarter given the timing of our customer and merchant cash cycle, this step down was exacerbated by the sharp decline in sales and higher refunds due to COVID-19. INSIGHTS INTO SECOND QUARTER TRENDS The end of the first quarter was challenging, but it wasn’t until April that we saw a full month’s impact from COVID-19. Although our financial results continue to be significantly impacted by the crisis, we are encouraged by recent performance trends that indicate our business is recovering more quickly than we expected. In April, when the majority of our merchants in our core Local categories, Things To Do, Beauty & Wellness, and Dining, were required to close their doors, we were able to leverage our diversified inventory to continue to drive sales on our platform. We highlighted in-demand inventory such as consumer warehouse memberships, flower delivery, and eLearning that consumers could still enjoy during shelter-in-place restrictions. This engagement helped us improve unit performance from the troughs we saw in late March; while North America Local units were down 77% year- over-year in the last 10 days of March, the year-over-year decline improved to down 68% in the month of April and to down 66% in the month of May, with improvement throughout the month. In International, Local unit performance remained stable from late March through the month of April, down roughly 80% year-over-year over that period, and improved to down 76% year-over-year in the month of May. Throughout May, we saw sequential improvements in Local unit performance in both North America and International, as more cities reopened and reduced restrictions, which allowed

5 Q1 2020 LETTER TO STOCKHOLDERS merchants to begin to reopen their businesses. For example, in North America, Beauty & Wellness units increased 40%, albeit from a low level, in the second half of May vs. the first half May. This improvement was driven by trends in Florida, Texas, and California where restrictions have eased and we’re seeing customers purchase laser hair removal, botox, and hair treatment offerings. Overall, we are encouraged by trends like these that led to an 18% increase in North America Local units in May compared with April. In addition, May International Local units increased 30% versus April. June month-to-date consolidated Local units continue to improve sequentially compared with May. During the past few months, our Goods category has been a key asset, as consumer demand shifted to physical goods instead of local experiences. While we’ve seen strong year-over-year growth in Goods units globally during April and May, clearance and promotional activities drove lower unit economics, as we worked to sell through our owned inventory. These dynamics, together with a shift in category mix, unfavorably impacted Goods gross profit; that said, Goods gross profit sequentially improved in both April and May. In fact, Goods gross profit in April and May alone was greater than the total Goods gross profit we generated in the first quarter 2020. June month-to-date North America Goods unit growth remains steady compared with May, while ...during April and May, International Goods unit growth has decelerated as consumer demand begins to shift to Local. we generated free cash flow... Regarding cash flow trends during April and May, we generated free cash flow, which reflects both the positive impact of the cash preservation measures we took and the sequential improvements in operating performance. We ended May with $767 million in cash, including $200 million of borrowings under our revolver. We are also having ongoing discussions with our lenders under our revolving credit facility to obtain covenant relief. Please see our earnings slides on our investor relations website for additional color on our second quarter trends. A DIFFERENT APPROACH TO EXECUTION Heading into the second half of 2020, the world will likely continue to rapidly change and to be successful now and in the future, we must stay focused. So, how are we approaching the path forward? We need to think differently. We need to execute differently. We believe this is the only way we can deliver different results. Although our opportunity in Local remains unchanged, you should expect a new approach to reaching our full potential. Fundamental to my operating philosophy are three key tenets, and they are at the core of decision-making at Groupon. • First, we are empowering our teams to focus on the most important business opportunities and iterate at a faster pace to launch innovative products. We believe our new approach will lead to better business decisions and outcomes. • Second, we are restructuring to become a leaner organization with clear lines of leadership, roles and responsibility, and fewer layers. This new structure will help us move faster and focus on execution. • Third, we are focused on growth. We have a substantial addressable market opportunity and we are prioritizing the work that has the highest potential to drive top-line growth, while preserving our balance sheet.

6 Q1 2020 LETTER TO STOCKHOLDERS OUR LARGE MARKET OPPORTUNITY The first half of 2020 has certainly been challenging, but we remain encouraged by our leadership position in and the overall market opportunity for local experiences. It’s where we’re most differentiated and where the market is most fragmented. And, at a time when merchants need ...I want to end this letter ways to get their businesses back up and running, and consumers are looking for ways to buy with another thank you Local, we believe in our ability to help them both achieve these goals. to our employees. Notwithstanding the uncertainty that COVID-19 has created, we are focused on moving the metrics that matter for the company over the long-term. Our goal is to grow units, billings and revenue while sustaining a healthy Adjusted EBITDA margin. I appreciate the support of all of our stakeholders and I look forward to updating you on our future success. Before I sign off, I want to end this letter with another thank you to our employees. You have shown incredible resilience in the face of adversity and uncertainty and all of the progress we are making is due to your hard work and dedication. --Aaron Cooper

7 Q1 2020 LETTER TO STOCKHOLDERS APPENDIX IN ADDITION TO THE Q1 2020 LETTER TO STOCKHOLDERS, GROUPON ALSO FILED ITS FORM 10-Q WITH THE SECURITIES AND EXCHANGE COMMISSION AND POSTED A PRESS RELEASE, FINANCIAL TABLES, AND SLIDES ON ITS INVESTOR RELATIONS WEBSITE (investor.groupon.com). This letter contains references to non-GAAP financial measures Adjusted EBITDA and free cash flow. These non-GAAP financial measures, which are presented on a continuing operations basis, are intended to aid investors in better understanding our current financial performance and prospects for the future as seen through the eyes of management. We believe that these non-GAAP financial measures facilitate comparisons with our historical results and with the results of peer companies who present similar measures (although other companies may define their non-GAAP measures differently than us, even when similar terms are used to identify such measures). However, these non-GAAP financial measures are not intended to be a substitute for those reported in accordance with U.S. GAAP. For additional information regarding these non-GAAP financial measures and reconciliation of these measures to the most applicable financial measures under U.S. GAAP, see “Non-GAAP Reconciliation Schedules” and “Supplemental Financial and Operating Metrics” included in the tables accompanying the earnings press release announcing our financial results for the quarter ended March 31, 2020, posted to our Investor Relations website, investor.groupon.com. Note on Forward-Looking Statements The statements contained in this letter that refer to plans and expectations for the next quarter, the full year or the future are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, including statements regarding our future results of operations and financial position, business strategy and plans and our objectives for future operations. The words “may,” “will,” “should,” “could,” “expect,” “anticipate,” “believe,” “estimate,” “intend,” “continue” and other similar expressions are intended to identify forward-looking statements. We have based these forward looking statements largely on current expectations and projections about future events and financial trends that we believe may affect our financial condition, results of operations, business strategy, short- term and long-term business operations and objectives, and financial needs. These forward-looking statements involve risks and uncertainties that could cause our actual results to differ materially from those expressed or implied in our forward-looking statements. Such risks and uncertainties include, but are not limited to, our ability to execute, and achieve the expected benefits of our go-forward strategy, including the planned phase down of the Goods category; volatility in our operating results; effects of pandemics or disease outbreaks, including Covid-19, on our business; execution of our business and marketing strategies; retaining existing customers and adding new customers; challenges arising from our international operations, including fluctuations in currency exchange rates, legal and regulatory developments and any potential adverse impact from the United Kingdom’s exit from the European Union, retaining and adding high quality merchants; our reliance on email, internet search engines and mobile application marketplaces to drive traffic to our marketplace; cybersecurity breaches; reliance on cloud-based computing platforms; competing successfully in our industry; providing a strong mobile experience for our customers; maintaining and improving our information technology infrastructure; our voucherless offerings; claims related to product and service offerings; managing inventory and order fulfillment risks; litigation; managing refund risks; retaining and attracting members of our executive team; completing and realizing the anticipated benefits from acquisitions, dispositions, joint ventures and strategic investments; lack of control over minority investments; compliance with domestic and foreign laws and regulations, including the CARD Act, GDPR and regulation of the Internet and e-commerce; classification of our independent contractors or employees; tax liabilities; tax legislation; protecting our intellectual property; maintaining a strong brand; customer and merchant fraud; payment-related risks; our ability to effectuate an amendment of our credit agreement on a timely basis or at all; our ability to raise capital if necessary and our outstanding indebtedness; global economic uncertainty; our common stock, including volatility in our stock price; our convertible senior notes; our ability to realize the anticipated benefits from the hedge and warrant transactions; and those risks and other factors included under the headings “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in the company’s Annual Report on Form 10-K for the year ended December 31, 2019 and Part II, Item 1A. Risk Factors of the Quarterly Report on Form 10-Q for the quarter ended March 31, 2020, and our other filings with the Securities and Exchange Commission (the “SEC”), copies of which may be obtained by visiting the company’s Investor Relations web site at investor.groupon.com or the SEC’s web site at www.sec.gov. Groupon’s actual results could differ materially from those predicted or implied and reported results should not be considered an indication of future performance. You should not rely upon forward-looking statements as predictions of future events. Although Groupon believes that the expectations reflected in the forward-looking statements are reasonable, it cannot guarantee that the future results, levels of activity, performance or events and circumstances reflected in the forward-looking statements will be achieved or occur. Moreover, neither Groupon nor any other person assumes responsibility for the accuracy and completeness of the forward-looking statements. The forward-looking statements reflect our expectations as of June 16, 2020. We undertake no obligation to update publicly any forward-looking statements for any reason after the date of this letter to conform these statements to actual results or to changes in our expectations. About Groupon Groupon (www.groupon.com) (NASDAQ: GRPN) is a local experiences marketplace that brings people more ways to get the most out of their city or wherever they may be. By enabling real-time mobile commerce across local businesses, live events and travel destinations, Groupon helps people find and discover experiences––big and small, new and familiar––that make for a full, fun and rewarding life. Groupon helps local businesses grow and strengthen customer relationships––resulting in strong, vibrant communities. To learn more about Groupon’s community-building efforts, please visit community.groupon.com .